                                                                   EXHIBIT 5.1



September 4, 2002

The Med-Design Corporation
2810 Bunsen Avenue
Ventura, CA 93003

Ladies and Gentlemen:

As counsel to The Med-Design Corporation, a Delaware corporation (the "Company"), we have assisted in the preparation of the subject registration statement on Form S-8 (the "Registration Statement") to be filed pursuant to the Securities Act of 1933, as amended (the "Act") and relating to 1,730,000 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"). 1,690,000 of the shares (the "Option Shares") covered by the Registration Statement will be issued pursuant to the Med Design Corporation 2001 Equity Compensation Plan, as amended (the "Plan"), and 40,000 of the shares (the "Warrant Shares") will be issued pursuant to the Warrant dated February 18, 2000 issued to John A. Botich (the "Warrant").

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement; (b) the Company's Certificate of Incorporation and Bylaws, as amended; (c) certain records of the Company's corporate proceedings as reflected in its minute books; and (d) such records, documents, statutes and decisions as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based on the foregoing, it is our opinion that the Option Shares when issued in accordance with the terms of the Plan and the Warrant Shares when issued in accordance with the terms of the Warrant, will be validly issued, fully paid and nonassessable.

The opinion set forth above is limited to the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


BONGIOVANNI & BERGER